"NOTE - Certain confidential technical and commercial information has been redacted from this exhibit in order to preserve the confidentiality of such information. All of the confidential information which has been redacted is on file with the Securities and Exchange Commission. Redacted material is indicated by the symbol, "[**REDACTED**]" where such redacted text would have appeared in this exhibit."


     BUYSELLBID.COM, INC.
              JOINT MARKETING AND PROMOTION AGREEMENT

Date: August 25, 1999

Companies: Netgateway, a Nevada corporation; and StoresOnline.com, Inc., a
           California corporation
Contact: Hanh M. Ngo, SVP, Operations
Address: 300 Oceangate
         Long Beach, CA 90802
Telephone: (562) 308-0010
Fax:       (562) 308-0021
E-mail Address: hngo@netgateway.net
Web Address: www.netgateway.net

     AGREEMENT between BuySellBid.com, Inc., a Delaware corporation, sometimes doing business as "InXsys Broadcast Networks" (referred to herein as "BuySellBid"); and Netgateway, a Nevada corporation, and StoresOnline.com, Inc., a California corporation (jointly referred to herein as "Netgateway"):

                                Recitals

     A. Netgateway owns, operates and maintains an Internet storefront building services packages consisting of various services delivered through its proprietary software. Netgateway operates a web site to promote its products and services (www.storesonline.com, hereafter referred to as the "Netgateway Site"), and it also designs, develops, owns and operates on-line "malls" whereby its clients may market products and services on-line either independently or in conjunction with other malls belonging to Netgateway's mall network.

     B. BuySellBid has developed and operates a multimedia classified and personals ad service available to on-line users (the "BuySellBid Services").

     C. The parties desire to cooperate for the purpose of complementing and enhancing the range of products and services provided by each.

     Therefore, in consideration of the promises set forth herein, the parties hereby agree as follows:

1) PROMOTION OF BUYSELLBID SERVICES. During the term of this Agreement, Netgateway shall introduce and recommend the BuySellBid Services to each of its current and future Web clients to encourage such clients to use the BuySellBid Services on the Web sites provided by Netgateway. In this connection, Netgateway shall provide to its clients such marketing materials and otherwise take such actions to promote the BuySellBid Services as BuySellBid shall reasonably request.

2) EXCLUSIVITY. During the term of this Agreement, Netgateway shall make commercially reasonable efforts to promote the use of the BuySellBid
Services by its clients and shall not (a) use, maintain links to, or otherwise reference on the Netgateway Site any services or firms providing products or services in competition with the BuySellBid Services, or (b) introduce or encourage any use of or links or references to such competing firms or services on sites maintained or operated for or by its clients.

3) DISPLAY; PRIVATE LABEL; CO-BRANDING; PUBLICITY. Netgateway shall promote the BuySellBid Services on the Netgateway Site and on the sites of its clients which utilize such services in a manner to be agreed upon by the parties. The parties shall private label the BuySellBid Services on the Netgateway Site and on the sites of its clients which utilize such services, as applicable. On the Netgateway Site and on the sites of its clients that utilize the BuySellBid Services, Netgateway shall cause a legend to be prominently displayed stating that said services are "Powered by BuySellBid technology in association with Netgateway" or such other words to that effect as the parties may select, and BuySellBid shall be listed among Netgateway's affiliates or partners. The parties shall cooperate in issuing such press releases and similar media statements respecting their affiliation hereunder and the availability of the BuySellBid Services on sites maintained by Netgateway as either party may deem appropriate from time to time. BuySellBid and Netgateway shall have the right to inform their customers and the public regarding their affiliation hereunder. Each party may use the other's name or the name of its customers in marketing their respective products and services and may link to each other's websites, but neither party will perform any actions that will harm the other's or its customers' name and reputation.


4) COMPENSATION AND REPORTING. BuySellBid shall remit to Netgateway [**REDACTED**] of the Net Revenues generated from links placed on websites of Netgateway and its clients after the date of this Agreement, calculated in accordance with BuySellBid's standard fee schedule as in effect from time to time, which fee schedule shall be subject to change at the sole discretion of BuySellBid. A copy of BuySellBid's current fee schedule is attached hereto as Exhibit A; BuySellBid shall provide Netgateway with copies of all revised fee schedules. For purposes of this paragraph, Net Revenues shall equal all membership, listing and user fees received from classified and on-line personals advertisements, less credit card processing fees, customer refunds, taxes, third-party commissions, third party content rental fees, and any shipping, insurance, discounts, or similar charges incurred in connection therewith. Said payment shall be delivered to Netgateway not later than 45 days after the last day of the month in which said revenues were received by BuySellBid, together with a report setting forth in reasonable detail by client the amount and sources of said revenues. Netgateway may inspect BuySellBid's records regarding said revenues upon reasonable request.


5) RESPONSIBILITY. The relationship of the parties shall be that of independent contractors, and nothing contained herein shall be construed to create a joint venture, agency or partnership relation between them.

6) DURATION AND TERMINATION OF THE AGREEMENT. This Agreement shall commence as of the date hereof and continue for an initial term of six months. Such term shall be automatically extended for successive terms of six months each unless either party notifies the other, not les than 30 days prior to the expiration of the then-current term, of its intentions not to renew.

7) CONFIDENTIALITY. Neither party shall disclose any proprietary information regarding the other that may come into its possession, including without limitation, business strategies, product plans, financial information, partner information, marketing plans, personnel information and technology research, without prior written permission. This clause shall survive by 12 months the termination of this Agreement.

8) GOVERNING LAW. This Agreement shall be deemed to have been made in, and shall be construed pursuant to the laws of the state of Washington and the United States.

9) LIMITATION OF LIABILITY. BUYSELLBID AND ITS DIRECTORS, OFFICERS, AFFILIATES, EMPLOYEES AND AGENTS SHALL NOT BE LIABLE TO NETGATEWAY FOR ANY LOSS OR DAMAGE, WHETHER DIRECT OR INDIRECT, RESULTING FROM DELAYS, INTERRUPTIONS, OR MALFUNCTIONS REGARDING THE BUYSELLBID SERVICES FOR ANY REASON WHATSOEVER, WHETHER PROVIDED TO NETGATEWAY OR ANY OF ITS CLIENTS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES DUE TO FAILURE TO PERFORM ITS OBLIGATIONS HEREUNDER.

10) DISPUTE RESOLUTION.

     a. It is the intent of the parties that all disputes arising under this Agreement be resolved expeditiously, amicably, and at the level within each party's organization that is most knowledgeable about the disputed issue. The parties understand and agree that the procedures outlined in this paragraph are not intended to supplant the routine handling of inquiries and complaints through informal contact with customer service representatives or other designated personnel of the parties. Accordingly, for purposes of the procedures set forth in this paragraph, a "dispute" is a disagreement that the parties have been unable to resolve by the normal and routine channels ordinarily used for such matters. Before any dispute arising under this Agreement may be submitted to arbitration, the parties shall first follow the informal and escalating procedures set forth below.

     (1) The complaining party will notify the other party in writing of the dispute, and the non-complaining party will exercise good faith efforts to resolve the matter as expeditiously as possible.

     (2) In the event that such matter remains unresolved for 30 days after the delivery of the complaining party's written notice, a senior representative of each party shall meet or confer within ten (10) business days of a request for such a meeting or conference by either party to resolve such matter.

     (3) If the event that the meeting or conference specified in (2) above does not resolve such matter, the senior officer of each party shall meet or confer within ten (10) business days of the request for such a meeting or conference by either party to discuss and agree upon a mutually satisfactory resolution of such matter.

     (4) If the parties are unable to reach a resolution of the dispute after following the above procedure, or if either party fails to participate when requested, the parties may proceed in accordance with subparagraph
     b. below.

     b. Any dispute arising under this Agreement shall, after utilizing the procedures in subparagraph a., be resolved by final and binding arbitration in Seattle, Washington, before a single arbitrator selected by, and in accordance with, the rules of commercial arbitration of the American Arbitration Association. Each party shall bear its own costs in the arbitration, including attorneys' fees, and each party shall bear one-half of the cost of the arbitrator.

     c. The arbitrator shall have the authority to award such damages as are not prohibited by this Agreement and may, in addition and in a proper case, declare rights and order specific performance, but only in accordance with the terms of this Agreement.

     d. Either party may apply to a court of general jurisdiction to enforce the arbitrator's award, and if enforcement is ordered, the party against which the order is issued shall pay the costs and expenses of the other party in obtaining such order, including reasonable attorneys' fees.

11) ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous understandings, negotiations and proposals, whether written or oral; provided, that the parties acknowledge the execution by the parties of that certain Distributor Mall and Storefront Agreement of even date herewith. This Agreement may not be altered, amended or modified except by an instrument in writing signed by duly authorized representatives of each party. In the event that any one or more provisions contained in this Agreement should for any reason be held to be unenforceable in any respect, such unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such unenforceable provision had not been contained herein.

12) ASSIGNMENT. Neither party may assign this Agreement or any rights hereunder without the prior written consent of the other.

13) NOTICES. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice to the other party. All facsimile notices shall be confirmed by written notice mailed, as provided above, within five (5) days of the date of the facsimile is sent. Once confirmed, the notice shall be effective as of the date of the facsimile.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date written above by their duly authorized representatives.


BUYSELLBID.COM., INC.

/s/ Jay S. Shepard
-------------------------------
By:
Title: CEO


NETGATEWAY

/s/ David Basset-Parkins
-------------------------------
By:
Title:


STORESONLINE.COM, INC.

/s/ David Basset-Parkins
-------------------------------
By:
Title: